SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report:  March 28, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio  45202
(513) 579-7000

-and-

151 West 34th Street, New York, New York  10001

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 8.01         Other Events

On March 28, 2006, Federated Department Stores, Inc. ("Federated") issued a press release announcing that it will seek shareholder approval for an increase in the number of authorized shares of Federated common stock and that its Board of Directors has approved a dividend increase.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(c)        Exhibits

            99.1     Press Release of Federated dated March 28, 2006.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: March 28, 2006	By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Executive Vice President and CFO